UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SARATOGA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	76-0314489 (I.R.S. Employer Identification No.)

7500 San Felipe, Suite 675, Houston, Texas 77063 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file numbers to which this form relates:  N/A.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share (the “Common Stock”), of Saratoga Resources, Inc. (the “Company”) is set forth under the caption “Item 8. Description of Securities” in the Form 10-SB/A, Amendment No. 3 filed by the Company with the Securities and Exchange Commission on November 4, 2005. The description of the Common Stock contained in the Form 10-SB/A, Amendment No. 3, is incorporated herein by reference.

Item 2.

Exhibits.

No exhibits are file as part of this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SARATOGA RESOURCES, INC.

	By:	/s/ Edward Hebert
Edward Hebert
Vice President – Finance

Date: July 18, 2011